EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Company’s previously filed Registration Statements on Form S-3 (Nos. 333-135029, 333-125208, 333-121612, 333-115759, 333-110103, 333-108658, 333-105814, 333-102587, 333-64444, 333-64432, 333-60966, 333-53108, 333-51388, 333-42852, 333-38710, 333-37180, 333-92855, 333-73009, 333-52331, 333-37585) and Form S-8 (Nos. 333-134566, 33-119833, 333-106427, 333-54246, 333-30345, 333-30321), of our integrated audit report on the consolidated financial statements and on internal control over financial reporting dated March 13, 2007, included in Spectrum Pharmaceuticals, Inc.’s Form 10-K for the year ended December 31, 2006.

/s/ Kelly & Company

Kelly & Company

Costa Mesa, California

March 13, 2007